Exhibit 99

                        Southcoast Financial Corporation
                                  News Release

                              Southcoast Announces
                               Nine Month Results

Mt. Pleasant, S.C., October 10, 2003 / PRNewswire / - Southcoast Financial Corporation (OTCBB: SOCB) announced unaudited net income increased 42% for the nine months ended September 30, 2003, compared to the nine months ended September 30, 2002. For the nine months ended September 30, 2003, net income was $1,162,000 or $.76 per basic share compared to $817,000 or $.54 per basic share for the same period last year. Total assets as of September 30, 2003 were $233.4 million compared to $170.0 million as of September 30, 2002, an increase of 37.3%. Chairman and Chief Executive Officer, L. Wayne Pearson said, "We are very pleased with the growth of the Corporation during the first nine months of 2003. Our focus remains to enhance shareholder value, and to bring the highest level of service to our customers."

Loans increased to $195.4 million, up 55.7% from September 30, 2002. Deposits during the same period grew 28.8% to $168.4 million. The allowance for loan losses as a percentage of loans was 1.18%. Non-performing assets to total loans was .07% as of September 30. 2003. The growth in loans was attributable to the maturing of the new branches and the continued growth and expansion of the Bank in the Charleston area market.

For the nine months ended September 30, 2003, the Corporation had unaudited pre-tax income of $1,818,000, and net income of $1,162,000, or $.76 per basic share. This compares to pre-tax income of $1,343,000 and net income of $817,000, or $.54 per basic share for the nine months ended September 30, 2002. The continued increase in earning assets and the additional revenue generated from loans sold and deposit fees, more than offset the increased operating expenses associated with the Bank's growth and expansion of the branch network. The Corporation's net interest margin for the nine months ended September 30, 2003 was 3.86%, compared to 4.13% for the nine months ended September 30, 2002 and 3.80% for the six months ended June 30, 2003.

For the quarter ended September 30, 2003, the Corporation had unaudited pre-tax income of $671,000, and net income of $428,000, or $.28 per basic share. This compares to pre-tax income of $503,000 and net income of $306,000, or $.20 basic per share for the quarter ended September 30, 2002.

The Corporation currently operates five banking centers. Construction is progressing on new branch banking locations in Summerville and Goose Creek. These locations are expected to open later this year. " We expect to continue our branch expansion program over the next several years and we look forward to the opportunity to provide our personalized service to these new locations", Pearson noted.

Southcoast Financial Corporation headquartered in Mt. Pleasant, South Carolina, is the holding company of Southcoast Community Bank. The Bank, which opened for business July 20, 1998, is a state chartered commercial bank operating from its main office at 530 Johnnie Dodds Boulevard in Mt. Pleasant, South Carolina. Trading in Southcoast Financial Corporation's common stock is reported on the Over The Counter Bulletin Board under the symbol SOCB. Information about the corporation is available on our web site, www.southcoastbank.com.

This press release  contains  forward-looking  statements  about branch openings
within  the  meaning  of  the   Securities   Litigation   Reform  Act  of  1995.
Forward-looking statements give our expectations or forecasts of future events.

Any or all of our forward-looking statements here or in other publications may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. Consequently, no forward looking-statements can be guaranteed. Our actual results may vary materially, and there are no guarantees about the performance of our stock.

We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future results or otherwise. You are advised, however, to consult any future disclosures we make on related subjects in our reports to the SEC.

SOURCE   Southcoast Financial Corporation
/ Contact Robert M. Scott, Executive Vice President and
   Chief Financial Officer, (843) 884-0504

                        Southcoast Financial Corporation
                       Consolidated Statement of Condition
                 ( Dollars in thousands, except per share data)


                                                          September 30  September 30     December 31     December 31     December 31
                                                             2003           2002            2002             2001             2000
                                                             ----           ----            ----             ----             ----
                                                          (Unaudited)    (Unaudited)      (Audited)       (Audited)        (Audited)
Assets
Cash and due from banks ...........................       $  5,955        $  8,575        $  5,490        $  6,627        $  3,943
Federal Funds sold ................................          5,686          20,315          14,583             560           1,350
Investments .......................................         17,114           6,971           7,263           8,283           4,978
Loans:
 Commercial .......................................         96,515          70,820          78,793          45,409          27,939
 Mortgage .........................................         94,388          45,670          61,158          50,780          44,365
 Consumer .........................................          4,476           8,977           5,117           4,888           3,071
                                                          --------        --------        --------        --------        --------
  Total loans .....................................        195,379         125,467         145,068         101,077          75,375
Less: Allowance for loan Losses ...................          2,251           1,540           1,656           1,215             941
                                                          --------        --------        --------        --------        --------
Net loans .........................................        193,128         123,927         143,412          99,862          74,434
Fixed assets ......................................          8,596           8,010           8,055           7,749           6,170
Other assets ......................................          2,939           2,206           2,366           1,227           1,253
                                                          --------        --------        --------        --------        --------
    Total Assets ..................................       $233,418        $170,004        $181,169        $124,308        $ 92,128
                                                          ========        ========        ========        ========        ========
Liabilities & Shareholders' Equity
Deposits:
 Non interest bearing .............................       $ 19,616        $ 13,032        $ 17,393        $ 12,667        $  9,241
 Interest bearing .................................        148,773         117,621         115,262          69,189          56,931
                                                          --------        --------        --------        --------        --------
  Total deposits ..................................        168,389         130,653         132,655          81,856          66,172
Other borrowings ..................................         38,600          21,300          23,500          30,400          16,225
Other liabilities .................................          1,672           1,672           1,304             572             579
                                                          --------        --------        --------        --------        --------
   Total liabilities ..............................        208,661         153,625         157,459         112,828          82,976

Trust Preferred debt ..............................         11,000           4,000          11,000               0               0
Shareholders' Equity
 Common Stock .....................................         11,336          11,370          11,379          11,340           9,669
 Retained Earnings (deficit) ......................          2,421           1,009           1,331             209            (517)
                                                          --------        --------        --------        --------        --------
   Total shareholders' equity .....................         13,757          12,379          12,710          11,549           9,152
                                                          --------        --------        --------        --------        --------
   Total Liabilities and
    Shareholders' Equity ..........................       $233,418        $170,004        $181,169        $124,377        $ 92,128
                                                          ========        ========        ========        ========        ========

Book value per share ..............................       $   8.98           $8.15**         $8.36**         $7.63**         $6.94**

Allowance for loan losses to Loans Ratio ..........           1.18%           1.23%           1.15%           1.20%           1.25%

**  Adjusted for stock dividends in 2003,2002 and  2001

                        Southcoast Financial Corporation
                          Consolidated Income Statement
                (Dollars in thousands, except earnings per share)


                                                                     Nine Months  Ended                   Three Months  Ended
                                                                     -----------  -----                   ------------  -----
                                                             September 30,     September 30,        September 30,     September 30,
                                                                 2003              2002                 2003              2002
                                                                 ----              ----                 ----              ----
                                                              (Unaudited)       (Unaudited)          (Unaudited)       (Unaudited)
Interest Income
 Interest and fees on loans ........................          $    8,629          $    6,466          $    3,146          $    2,340
 Interest on investments ...........................                 257                 242                  92                  95
 Interest on Fed funds sold ........................                 106                 116                  19                  37
                                                              ----------          ----------          ----------          ----------
   Total interest income ...........................               8,992               6,824               3,257               2,472

Interest expense ...................................               3,402               2,841               1,176               1,082
                                                              ----------          ----------          ----------          ----------
   Net interest income .............................               5,590               3,983               2,081               1,390
Provision for loan losses ..........................                 605                 364                 180                 105
                                                              ----------          ----------          ----------          ----------
   Net interest after provision ....................               4,985               3,619               1,901               1,285

Other non interest income ..........................               1,422               1,333                 438                 458
                                                              ----------          ----------          ----------          ----------
   Total operating income ..........................               6,407               4,952               2,339               1,743

Non-interest expense
 Salaries and benefits .............................               2,810               2,168                 982                 738
 Occupancy and equipment ...........................                 785                 637                 264                 228
 Other expenses ....................................                 994                 804                 422                 274
                                                              ----------          ----------          ----------          ----------
   Total non- interest expense .....................               4,589               3,609               1,668               1,240

Income before taxes ................................               1,818               1,343                 671                 503


Income tax expense .................................                 656                 526                 243                 197
                                                              ----------          ----------          ----------          ----------
Net income .........................................          $    1,162          $      817          $      428          $      306

Basic net income per common share ..................          $     0.76          $     0.54          $     0.28          $     0.20

Diluted net income per common share ................          $     0.73          $     0.52          $     0.27          $     0.19

Average number of common shares
    Basic ..........................................           1,531,457           1,524,113           1,535,489           1,524,807
    Diluted ........................................           1,601,472           1,584,417           1,610,454           1,587,325

                        Southcoast Financial Corporation
                         Selected Performance Indicators
                              For the Quarter Ended
                             (Dollars in Thousands)
                             (Except per share data)

                                         Sept.         June           Mar.          Dec.         Sept.         June          March
                                         2003          2003           2003          2002         2002          2002          2002
                                         ----          ----           ----          ----         ----          ----          ----

Total assets ..................      $  233,418    $  220,341    $  205,084    $  181,169    $  170,004    $  156,097    $  121,510
Total loans ...................      $  195,379    $  185,279    $  147,630    $  145,068    $  125,467    $  122,572    $  100,296
Total deposits ................      $  168,389    $  166,064    $  151,687    $  132,655    $  130,653    $  121,358    $   88,852

# of loan accounts ............           1,765         1,720         1,628         1,590          1498          1473          1341
# deposit accounts ............           6,011         5,765         5,539         5,309         5,393         4,981         3,850

Total accounts ................           7,776         7,485         7,167         6,899         6,891         6,454         5,191

Net interest income ...........      $    2,081    $    1,939    $    1,570    $    1,390    $    1,390    $    1,305    $    1,288
Allowance for loan Losses .....      $    2,251    $    2,071    $    1,769    $    1,656    $    1,540    $    1,466    $    1,317
Non-performing assets to loans             0.07%         0.59%         0.35%         0.07%         0.44%         0.83%         0.75%
Net Income ....................      $      428    $      382    $      352    $      329    $      306    $      267    $      242
Earnings  per share (Basic)** .      $     0.28    $     0.25    $     0.23    $     0.22    $     0.20    $     0.18    $     0.16
Earnings  per share (Diluted)**      $     0.27    $     0.24    $     0.22    $     0.21    $     0.19    $     0.17    $     0.15

Equity ##*** ..................      $   13,757    $   13,508    $   13,057    $   12,710    $   12,379    $   12,103    $   11,745
Book value per share* .........      $     8.98    $     8.79    $     8.58    $     8.36    $     8.15    $     7.97    $     7.74

# offices open ................               5             5             5             5             5             5             4
# offices under construction ..               2             2             1             0             0             0             1
# office sites purchased/
  under contract ..............               1             1             2             2             2             2             1

Full time equivalent personnel               69            71            60            61            59            55            57

Average shares adjusted .......       1,535,489     1,531,191     1,521,084     1,519,972     1,518,206     1,524,807     1,516,824
Average diluted shares ........       1,610,454     1,602,225     1,594,400     1,583,858     1,581,642     1,587,325     1,563,876



                                         Dec.         Sept.          June          March         Dec.          Sept.
                                         2001         2001           2001          2001          2000          2000
                                         ----         ----           ----          ----          ----          ----

Total assets ..................      $  124,308    $  120,290    $  113,775    $  105,355    $   92,128    $   86,466
Total loans ...................      $  101,077    $   95,822    $   91,336    $   84,569    $   75,375    $   68,059
Total deposits ................      $   81,856    $   82,048    $   78,567    $   77,686    $   66,172    $   63,680

# of loan accounts ............           1,300          1238          1199         1,139         1,066           967
# deposit accounts ............           3,675         3,565         3,348         3,144         2,943         2,745

Total accounts ................           4,975         4,803         4,547         4,283         4,009         3,712

Net interest income ...........      $    1,209    $    1,100    $    1,007    $      919    $      832    $      759
Allowance for loan Losses .....      $    1,215    $    1,140    $    1,065    $    1,001    $      941    $      911
Non-performing assets to loans             0.81%         0.60%         0.18%         0.51%         0.22%         0.00%
Net Income ....................      $      208    $      181    $      152    $      104    $       59    $       62
Earnings  per share (Basic)** .      $     0.15    $     0.12    $     0.12    $     0.08    $     0.04    $     0.04
Earnings  per share (Diluted)**      $     0.14    $     0.11    $     0.11    $     0.08    $     0.04    $     0.04

Equity ##*** ..................      $   11,549    $   10,223    $    9,379    $    9,185    $    9,152    $    9,343
Book value per share* .........      $     7.63    $     7.41    $     7.17    $     6.97    $     6.94    $     6.87

# offices open ................               4             3             3             3             3             3
# offices under construction ..               1             2             1             1             1             1
# office sites purchased/
  under contract ..............               1             1             2             1

Full time equivalent personnel               50            46            39            38            37            39

Average shares adjusted .......       1,405,979     1,517,515     1,307,483     1,310,933     1,328,986     1,382,198
Average diluted shares ........       1,455,070     1,575,661     1,347,449     1,345,615     1,348,048     1,382,198

** Adjusted for 15% stock  dividends in 2003 and 10% stock dividends in 2002 and
   2001.
## Decreases in December,  September, and June 2000 is attributable to the stock buy back program
*** Increase in December and September 2001 equity includes the effect of stock offering